                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                       METRO ONE TELECOMMUNICATIONS, INC.
      ----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

      ----------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

May 5, 2000

Dear Shareholder:

    You are cordially invited to attend the Annual Meeting of the Shareholders of Record of Metro One Telecommunications, Inc., which will be held on Thursday June 8, 2000, at 3:30 pm, local time, at the Portland Conference Center, 300 NE Multnomah Street, Portland, Oregon. The other Directors of Metro One and I look forward to greeting as many of our shareholders as possible.

    Details of the business to be conducted at the Annual Meeting are given in the attached Proxy Statement. Our Annual Report for the year ended December 31, 1999 is also enclosed.

    Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date, and promptly return the enclosed proxy in the enclosed postage-paid envelope. If you decide to attend the Annual Meeting and vote in person, you will, of course, have that opportunity.

    On behalf of the Board of Directors, I would like to express our continued appreciation for your interest in the affairs of the company.

Sincerely,

[/S/ TIMOTHY A. TIMMINS]

Timothy A. Timmins
President
Chief Executive Officer

                       METRO ONE TELECOMMUNICATIONS, INC.

                                ----------------

                            NOTICE OF ANNUAL MEETING

                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

To the Shareholders of
METRO ONE TELECOMMUNICATIONS, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of METRO ONE TELECOMMUNICATIONS, INC. will be held on June 8, 2000 at 3:30 p.m. local time, at the Portland Conference Center, 300 NE Multnomah Street, Portland, Oregon for the following purposes:

    1.  To elect four Directors, each for a one-year term;

    2. To approve the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000; and

    3.  To transact such other business as may properly come before the meeting.

    The Board of Directors has fixed April 14, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

                                          By Order of the Board of Directors

                                          GARY E. HENRY
                                          SECRETARY

Beaverton, Oregon
May 5, 2000

                       METRO ONE TELECOMMUNICATIONS, INC.
                           11200 MURRAY SCHOLLS PLACE
                            BEAVERTON, OREGON 97007

                            ------------------------

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF SHAREHOLDERS

                           TO BE HELD ON JUNE 8, 2000

                            ------------------------

GENERAL

    This Proxy Statement is furnished to shareholders of METRO ONE TELECOMMUNICATIONS, INC. ("Metro One") in connection with the solicitation by the Board of Directors of proxies from the shareholders of record of our outstanding shares of Common Stock, no par value (the "Common Stock"), for use at the Annual Meeting of Shareholders to be held on June 8, 2000 at 3:30 p.m. local time, and at any adjournments or postponements thereof (the "Annual Meeting").

    At the Annual Meeting, shareholders will be asked to (i) elect four members of the Board of Directors, (ii) approve the selection of Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000; and
(iii) transact such other business as may properly come before the meeting. This Proxy Statement, together with the enclosed proxy card, is first being mailed to shareholders on or about May 5, 2000.

SOLICITATION, VOTING AND REVOCABILITY OF PROXIES

    The Board of Directors has fixed April 14, 2000 as the record date for the determination of the shareholders entitled to notice of and to vote at the Annual Meeting. Accordingly, only holders of record of shares of Common Stock at the close of business on such date will be entitled to notice of and to vote at the Annual Meeting, with each such share entitling its owner to one vote on all matters properly presented at the Annual Meeting. On the record date, there were approximately 4,270 beneficial holders of the 11,493,228 shares of Common Stock then outstanding. The presence, in person or by proxy, of a majority of the total number of outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

    If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. EXECUTED BUT UNMARKED PROXIES WILL BE VOTED (I) FOR THE ELECTION OF THE DIRECTORS NOMINATED IN THE PROXY AND
(II) FOR APPROVAL OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS FOR THE YEAR ENDING DECEMBER 31, 2000. The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

    The presence of a shareholder at the Annual Meeting will not automatically revoke such shareholder's proxy. A shareholder may, however, revoke a proxy at any time prior to its exercise by filing a written notice of revocation with, or by delivering a duly executed proxy bearing a later date to, Secretary, Metro One Telecommunications, Inc., 11200 Murray Scholls Place, Beaverton, Oregon 97007, or by attending the Annual Meeting and voting in person. All valid, unrevoked proxies will be voted at the Annual Meeting.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL I)

BACKGROUND

    At the Annual Meeting, four directors are to be elected to serve until the date of our Annual Meeting to be held in 2001 and until their successors are elected and qualified. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election as directors of the persons named below as nominees. The Board of Directors believes that the nominees will stand for election and will serve if elected as directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other persons as the Board of Directors may recommend.

INFORMATION AS TO THE BOARD'S NOMINEES

    The following table sets forth the names of the Board of Directors' nominees for election as directors. Also set forth is certain other information with respect to each such person's age at April 14, 2000, the periods during which he has served as a director, the expiration of his term as a director, positions currently held with us and his principal occupation or employment during the last five years.

                                    DIRECTOR   EXPIRATION
NAME                       AGE       SINCE      OF TERM               POSITION WITH THE COMPANY
----                     --------   --------   ----------   ---------------------------------------------
William D.                  61        1995        2000      Chairman of the Board of Directors
Rutherford............
A. Jean de Grandpre...      78        1995        2000      Director
Timothy A. Timmins....      43        1994        2000      President, Chief Executive Officer and
                                                            Director
James M. Usdan........      50        1997        2000      Director

    WILLIAM D. RUTHERFORD was elected Chairman of Metro One's Board of Directors in 2000 and has served as a director since 1995. He is the Principal of Rutherford Investment Management LLC, an investment advisory service. During 1997, Mr. Rutherford was Chief Executive Officer of Fiberboard Asbestos Compensation Trust. From 1995 to 1996, Mr. Rutherford was a principal with Macadam Partners, a Portland-based investment firm. He was formerly the Treasurer of the State of Oregon, where he was responsible for the State's then $14 billion investment program and the state's then $7.5 billion in indebtedness and during which service he was elected Chairman of the Oregon Investment Council. He also served for seven years as a Member of the Oregon House of Representatives. From 1994 to 1995, Mr. Rutherford served as Director of Special Projects for Metallgesellschaft Corp., a multi-billion dollar international trading company. From 1990 through 1993, Mr. Rutherford was President and a director of Societe Generale Touche Remnant Corporation (U.S.), an international asset management company. From 1987 to 1990, Mr. Rutherford was President and Chief Executive Officer of ABD International Management Corporation, an international asset management company. Mr. Rutherford formerly practiced law and served as the Chief Executive Officer of a regional investment firm. A U.S. Army veteran, Mr. Rutherford received a Bachelor of Science in History from the University of Oregon and an LL.B. from Harvard University Law School.

    A. JEAN DE GRANDPRE has served as a director of Metro One since 1995 and served as Chairman of the Board of Directors from 1995 to 2000. Mr. de Grandpre is the founding Director and Chairman Emeritus of Bell Canada Enterprises, from which he retired in 1989. He as served on the Board of Thera Technologies since 1993 and also serves on the board of CanVac. He is a former Director of Bell Canada, Northern Telecom Limited, Chrysler Corporation, Chrysler Canada Ltd., and the International Advisory Board of The Chemical Bank, New York. Mr. de Grandpre is a Life Member of the Canadian Bar Association, Emeritus Member of the Canadian Association of Canadian General Counsel, Member of the Bar of the Province of Quebec and former Chancellor of McGill University. Mr. de Grandpre is a lawyer, appointed Queen's Counsel and a Companion of the Order of Canada, the highest honour granted a private citizen. Mr. de Grandpre is the recipient of the Honourary Associate Award of the Conference Board of Canada and is an inductee into the Canadian Business Hall of Fame.

    TIMOTHY A. TIMMINS has served as President and Chief Executive Officer of Metro One since 1995 and as a director since 1994. He served as Executive Vice President and Chief Financial Officer from 1993 to 1995. From 1985 to 1993,
Mr. Timmins served in various capacities with the Investment Banking Division of Kemper Securities, Inc. and predecessor firms, ultimately as Senior Vice President. Mr. Timmins is a certified public accountant and holds a Bachelor of Science degree in Business Administration from Portland State University and a Masters degree in Business Administration from the University of Southern California.

    JAMES M. USDAN has served as a director of Metro One since 1997. He is the Chief Executive Officer of NextCARE Hospitals, Inc., a provider of long-term acute care hospital services. From 1990 to 1998, Mr. Usdan was the President, Chief Executive Officer and a director of RehabCare Group Inc. (NYSE: RHB), a provider of physical therapy, rehabilitation staffing and outsourcing services. Prior to joining RehabCare, Mr. Usdan founded and was President and Chief Executive Officer of American Transitional Care, Inc. from 1987 to 1990, and, from 1986 to 1987, he was Executive Vice President and Chief Operating Officer of Rehab Hospital Services Corporation, the rehabilitation subsidiary of National Medical Enterprises. Mr. Usdan serves on the Board of D&K Healthcare Services, Inc. (Nasdaq: DKWD) a pharmaceutical distribution company, and is an Advisory Board member of Mercantile Bank, the MedStat Group and Maryville College. Mr. Usdan holds a Bachelor of Arts degree from Harvard College.

    Pursuant to our Third Restated Articles of Incorporation, at any time when the Board of Directors consists of six or more members, the Board of Directors is divided into three classes serving staggered three-year terms. Directors are otherwise elected to serve until the next annual meeting of shareholders. Executive officers are appointed by and serve at the discretion of the Board of Directors.

BOARD MEETINGS AND COMMITTEES

    During 1999 the Board of Directors held five meetings. Each incumbent director attended more than 75% of the aggregate of the total number of meetings held and the total number of meetings held by all committees of the Board on which he served during the period that he served.

    The Board of Directors maintains a standing Compensation Committee that consists of Messrs. de Grandpre, Rutherford and Usdan. The Compensation Committee, which met two times in 1999, reviews executive compensation and makes recommendations to the full Board regarding changes in compensation, and also administers the Company's stock option plans. The Board of Directors has a standing Audit Committee consisting of Messrs. de Grandpre, Rutherford and Usdan. The Audit Committee, which met three times in 1999, reviews the scope of the independent annual audit, the independent public accountant's letter to the Board of Directors concerning the effectiveness of the internal financial and accounting controls and facilitates the preparation of the Board of Directors' response to any such letter, if deemed necessary. The Board of Directors acts as a nominating committee for selecting nominees for election as directors.

DIRECTORS' COMPENSATION AND OTHER ARRANGEMENTS

    Generally, directors who are not employees receive $500 plus expenses for each Board meeting attended locally or via telephone and $2,500 plus expenses for each meeting attended in person for which substantial travel is required. Each non-employee director is also compensated by an annual fee of $7,500. Additionally, non-employee directors are compensated at the rate of $250 for each committee meeting attended. Mr. de Grandpre, in 1995, and Mr. Rutherford, in 1996, each were granted non-qualified options to purchase 57,140 shares of Common Stock at a price of $8.05 per share. Such options vest over a four-year period, which vesting has accelerated due to the occurrence of certain events as outlined in the option agreements. Beginning in 1996, directors who are not employees are granted non-qualified options to purchase 10,000 shares of Common Stock at the time of recruitment ("Recruitment Grant") and 10,000 shares of Common Stock in October of each year ("Annual Grant"). The non-employee Chairman of the Board on July 31 of each year will also be granted a non-qualified option to purchase 14,285 shares of Common Stock (also, an "Annual Grant"). Annual Grants and Recruitment Grants are vested and exercisable at the time of the grant and have exercise prices equal to the market price on the date of grant. Mr. Rutherford also receives $2,000 per month for his service as Chairman of the Board.

BOARD RECOMMENDATION

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ITS NOMINEES AS DIRECTORS. If a quorum is present, a plurality of the votes cast by the shares entitled to vote is required for the election of a director. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists but are not counted and have no effect in determining whether the nominee has received the required shareholder vote.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information at April 14, 2000 with respect to our executive officers:

NAME                                  AGE                   POSITION
----                                --------   ----------------------------------
Timothy A. Timmins................     43      President, Chief Executive Officer
                                               and Director
Gary E. Henry.....................     43      Senior Vice President--Operations,
                                               Secretary
Karen L. Johnson..................     50      Senior Vice President--Corporate
                                               Development

    Information concerning the principal occupation of Mr. Timmins is set forth under "Information as to the Board's Nominees." Information concerning the principal occupation during the last five years of the executive officers who are not also directors is set forth below.

    GARY E. HENRY joined Metro One in 1992 and serves as Senior Vice President--Operations. From 1992 to 1999, he served Metro One in a variety of operational positions. Prior to 1992, he was Senior Vice President, Corporate Services Director for Imperial Corporation of America, Inc., a financial institution, with whom he was employed since 1985. Mr. Henry holds a Bachelor of Arts degree in Public Administration from San Diego State University.

    KAREN L. JOHNSON joined Metro One in 1993 and since 1998 has served as Senior Vice President--Corporate Development. From 1993 to 1998, she served as its Vice President--Controller. From 1989 to 1993, she was Financial Operations Manager for Care Medical Equipment, Inc. and Care Ambulance, Inc. Ms. Johnson is a certified public accountant with a Bachelor of Arts degree from St. Olaf College and she performed post-graduate work in accounting and business administration at Portland State University.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission reports of ownership and changes in ownership of Common Stock and other equity securities of Metro One. Officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based solely on review of the copies of such reports furnished to us, we believe that during fiscal 1999 our officers, directors and greater than 10% shareholders complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

    The following table sets forth, for the fiscal year ended December 31, 1999, certain summary information concerning compensation of the person serving as our Chief Executive Officer and our four other most highly paid executive officers whose total annual salary and bonus exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                             LONG-TERM
                                                                            COMPENSATION
                                                                            ------------
                                                      ANNUAL COMPENSATION    SECURITIES
                                                      -------------------    UNDERLYING     ALL OTHER
       NAME AND PRINCIPAL POSITION           YEAR      SALARY     BONUS     OPTIONS/SARS   COMPENSATION
       ---------------------------         --------   --------   --------   ------------   ------------
Timothy A. Timmins.......................    1999     $150,026   $     --          --             --
  President, Chief Executive Officer and     1998      150,026    150,000          --             --
  Director                                   1997      150,026      3,000          --             --

Gary E. Henry............................    1999     $164,176         --       7,500             --
  Senior Vice President, Operations          1998      138,220         --      30,000             --
  Secretary                                  1997       98,752         --      28,570             --

Stebbins B. Chandor, Jr.(1)..............    1999     $158,714         --          --             --
  Senior Vice President, Chief Financial     1998      119,954         --      20,000             --
  Officer and Secretary                      1997      110,417         --          --             --

Karen L. Johnson.........................    1999     $124,968         --          --             --
  Senior Vice President, Corporate           1998      100,154         --      20,000             --
  Development                                1997       88,044         --      45,712             --

Hugh Knox(2).............................    1999     $126,814         --          --             --
  Vice President, Sales and Marketing        1998           --         --      65,000             --
                                             1997           --         --          --             --

------------------------

(1) Mr. Chandor resigned from the Company effective March 10, 2000.

(2) Mr. Knox resigned from the Company effective January 17, 2000.

OPTION GRANTS

    During the year ended December 31, 1999, the following Named Executive Officers were granted options to purchase Common Stock pursuant to our 1994 Stock Incentive Plan (the "Plan").

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                      INDIVIDUAL GRANTS                     POTENTIAL REALIZED VALUE
                                                  --------------------------                   AT ASSUMED ANNUAL
                                    NUMBER OF      % OF TOTAL                                 RATES OF STOCK PRICE
                                    SECURITIES    OPTIONS/SARS                              APPRECIATION FOR OPTION
                                    UNDERLYING     GRANTED TO    EXERCISE OR                          TERM
                                   OPTIONS/SARS   EMPLOYEES IN   BASE PRICE    EXPIRATION   ------------------------
NAME                                 GRANTED      FISCAL YEAR      ($/SH)         DATE          5%           10%
----                               ------------   ------------   -----------   ----------   ----------   -----------
Gary E. Henry....................      7,500          13.7%        $12.63        6/29/09      $60,259      $158,165

YEAR-END OPTION TABLE

    The following table provides information regarding exercises of options during 1999 and unexercised options held, as of December 31, 1999, by the Named Executive Officers.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

                                                             NUMBER OF SECURITIES        VALUE OF UNEXERCISED
                                    SHARES                  UNDERLYING UNEXERCISED       IN-THE-MONEY OPTIONS
                                  ACQUIRED ON    VALUE        OPTIONS AT YEAR-END             AT YEAR-END
NAME                               EXERCISE     REALIZED   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
----                              -----------   --------   -------------------------   -------------------------
Timothy A. Timmins..............          --         --               399,981/0            $    1,979,906/$0
Gary E. Henry...................          --         --           62,721/49,061            $189,471/$101,806
Stebbins B. Chandor, Jr.(1).....          --         --           76,426/15,000            $ 361,359/$23,400
Karen L. Johnson................          --         --           50,406/43,876            $170,347/$137,268
Hugh Knox(2)....................          --         --           16,250/48,750            $ 73,125/$219,375

------------------------

(1) Mr. Chandor resigned from the Company effective March 10, 2000 cancelling 13,750 options on the same number of shares.

(2) Mr. Knox resigned from the Company effective January 17, 2000 cancelling 40,626 options on the same number of shares.

COMPENSATION COMMITTEE REPORT

    Under rules established by the Securities and Exchange Commission (the "SEC"), we are required to provide certain data and information in regard to the compensation and benefits provided to the Chief Executive Officer and the four other most highly compensated executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

    COMPENSATION PHILOSOPHY. The Compensation Committee of the Board of Directors, which is responsible for reviewing and evaluating the compensation of Metro One's executive officers, approves and recommends to the Board of Directors compensation and award levels for executive officers. With regard to compensation actions affecting Mr. Timmins, all of the members of the Board of Directors except for Mr. Timmins act as the approving body.

    Metro One's executive compensation program has been designed to:

    - Support a pay-for-performance policy that is tied to corporate and individual performance;

    - Motivate executive officers to achieve strategic business initiatives and reward them for their achievement;

    - Provide compensation opportunities which are comparable to those offered by similarly-sized telecommunications and technology-based companies; and

    - Align the interests of executives with the long-term interests of shareholders through award opportunities that can result in ownership of Common Stock.

    The executive compensation program is comprised of a base salary and long-term incentive opportunities in the form of stock options, along with benefits offered to all Metro One employees.

    BASE SALARIES. The 1999 base salaries of Metro One's executive officers were established effective December 1998, except for that of Mr. Timmins, which was established by employment contract in 1995. In approving those salaries, the Compensation Committee considered information about salaries paid by companies of comparable size in the telecommunications outsourcing industry, individual performance, position, and internal comparability considerations. While all of these factors were considered, the Compensation Committee did not assign specific weights to any of these factors.

    STOCK PLANS. The long-term, performance-based compensation of executive officers takes the form of option awards under Metro One's 1994 Stock Incentive Plan (the "Plan"), which is designed to align a significant portion of the executive compensation program with long-term shareholder interests. The Plan permits the granting of several different types of stock-based awards. The Compensation Committee believes that equity-based compensation ensures that Metro One's executive officers have a continuing stake in the long-term success of the company. All options granted by Metro One have been granted with an exercise price equal to the market price of the Company's Common Stock on the date of grant and, accordingly, will only have value if Metro One's stock price increases. In granting options under the Plan, the Compensation Committee generally takes into account each executive's responsibilities, relative position and past grants.

    CHIEF EXECUTIVE OFFICER COMPENSATION. In 1995, Metro One entered into an employment contract with Mr. Timmins for employment for a five-year period ending in 2000. The amendment allows for a base annual compensation and increases based upon achievement of certain corporate goals and upon a formula tied to Metro One's profitability. The agreement provides for an adjusted base salary for Mr. Timmins of $150,000. The employment agreement provides for annual bonuses up to 100 percent of adjusted base salary for annual earnings per share growth from 8 percent to 30 percent. In developing its recommendations regarding Mr. Timmins' compensation, the Committee considered a number of factors, including analyses of compensation in similarly-sized companies in the telecommunications outsourcing industry, analyses of compensation levels in similar companies in Metro One's local geographic area and Metro One's improved performance in revenue and net income as compared to the prior year.

    On March 6, 2000, and effective as of January 1, 2000, Metro One amended the employment agreement to extend Mr. Timmins' employment contract through December 2002. The amendment provides for an adjusted base salary for Mr. Timmins of $200,000. The amendment also limits annual bonuses to 150 percent of adjusted base salary in any year following a year in which the total net income is less than that of the previous year.

    The employment agreement also provides for payment to Mr. Timmins of one additional year of adjusted base salary and a pro rata portion of annual bonuses in the event of termination of employment upon death or for reasons other than cause, six months additional adjusted base salary and a pro rata portion of annual bonuses due to disability, or six months additional adjusted base salary and no bonuses if for cause. Under the employment agreement, Mr. Timmins has been granted certain indemnification rights. In addition, the employment agreement prevents Mr. Timmins from competing with Metro One or soliciting the employment of other individuals employed by Metro One during Mr. Timmins' employment and for a period of one year thereafter. Under the employment agreement, Mr. Timmins may not disclose Metro One's confidential information to outsiders during employment and for a period of two years thereafter.

                                          COMPENSATION COMMITTEE

                                          James M. Usdan, Chairman
                                          A. Jean de Grandpre
                                          William D. Rutherford

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION
  DECISIONS

    During the fiscal year ended December 31, 1999, the members of the Compensation Committee were Messrs. de Grandpre, Rutherford, and Usdan. There were no employee directors on the Compensation Committee and no Interlocks.

PERFORMANCE GRAPH

    The following graph compares the cumulative total shareowner return on our Common Stock for the period beginning August 23, 1996, the date our Common Stock began trading on the Nasdaq National Market, and ending December 31, 1999, as compared with the cumulative total return of the Russell 2000 Index and a Peer Group Index. The Peer Group consists of: Billing Concepts Corp., Boston Communications Group, Lightbridge, Inc., Premiere Technologies, Inc., SCC Communications Corp. and West Teleservices Corp. The total shareowner return for each company in the Peer Group has been weighted according to the company's stock market capitalization. This graph assumes an investment of $100 on August 23, 1996 in each of the company's common stock, the Russell 2000 Index and the Peer Group Index, and assumes reinvestment of dividends, if any. The stock price performance shown on the graph below is not necessarily indicative of future stock price performance.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           MTON   RUSSELL  PEER GROUP
23-Aug-96    100      100         100
31-Dec-96   76.8    109.3       111.7
31-Dec-97   81.7    131.7       114.1
31-Dec-98  129.3    127.2        51.5
31-Dec-99  126.8    152.1        76.1

                              CERTAIN TRANSACTIONS

    During 1994, A. Jean de Grandpre, a director and former Chairman of the Board of Directors, purchased Metro One's 8% Convertible Secured Notes in the principal amount of $150,000, using investment companies he controlled, as part of Metro One's then convertible secured note financing. Metro One converted these Notes into 64,932 shares of its Common Stock during the fourth quarter of 1995.

    In 1996, Metro One and the lenders in the convertible secured note financing, including Mr. de Grandpre, entered into a Shareholder Rights Agreement. In the Shareholder Rights Agreement, Metro One granted the lenders registration rights on their shares of Common Stock and a right of first refusal on future sales of its Common Stock, preferred stock or other securities. The right of first refusal terminates on the completion of an underwritten public offering of Common Stock if Metro One receives cash proceeds of $10 million at a per share price of at least $10.50.

    We believe the foregoing transaction was fair to Metro One and in its best interests. As a matter of policy, all future transactions between Metro One and any of its officers, directors or principal stockholders or their affiliates will continue to be approved by a majority of the Board of Directors and will continue to be on terms no less favorable to Metro One than could be obtained from unaffiliated third parties, and will continue to be for bona fide business purposes.

                             PRINCIPAL SHAREHOLDERS

    The following table sets forth certain information regarding the ownership of our Common Stock as of April 14, 2000 with respect to: (i) each person known by us to beneficially own more than 5% of the outstanding shares of Common Stock, (ii) each director, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Except as otherwise indicated, we believe the persons listed below have sole investment and voting power with respect to the shares of Common Stock owned by them.

                                                               SHARES BENEFICIALLY
                                                                      OWNED
                                                              ----------------------
NAMED EXECUTIVE OFFICERS, DIRECTORS AND 5% SHAREHOLDERS(1)    NUMBER(2)   PERCENT(2)
----------------------------------------------------------    ---------   ----------
Fidelity Management.........................................  1,051,900       9.2
  82 Devonshire Street
  Boston, Massachusetts 01209
Timothy A. Timmins..........................................    412,034       3.5
A. Jean de Grandpre.........................................    212,071       1.8
William D. Rutherford.......................................    135,902       1.2
Stebbins B. Chandor, Jr.(3).................................     82,076         *
Gary E. Henry...............................................     72,492         *
Karen L. Johnson............................................     58,943         *
James M. Usdan..............................................     40,300         *
All directors and officers as a group (7 persons)...........  1,013,818       8.6

------------------------

*   Less than one percent

(1) The address of each beneficial owner identified is 11200 Murray Scholls Place, Beaverton, Oregon 97007.

(2) Beneficial ownership is determined in accordance with rules of the Securities and Exchange Commission, and includes voting power and investment power with respect to shares. Shares issuable upon the exercise of outstanding stock options that are currently exercisable or become exercisable within 60 days from April 14, 2000 are considered outstanding for the purpose of calculating the percentage of Common Stock owned by such person, but not for the purpose of calculating the percentage of Common Stock owned by any other person. The number of shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of April 14, 2000 is as follows: A. Jean de Grandpre--147,139 shares; William D. Rutherford--104,283 shares; Timothy A. Timmins--403,105 shares; James M. Usdan--40,000 shares; Gary E. Henry--71,492 shares; Stebbins B. Chandor, Jr.--77,676 shares; Karen L. Johnson--58,543 shares; and all directors and officers as a group--902,238 shares.

(3) Mr. Chandor resigned from the Company effective March 10, 2000.

                       SELECTION OF INDEPENDENT AUDITORS
                                 (PROPOSAL II)

    The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the year ending December 31, 2000. For the years ended
December 31, 1999, 1998 and 1997, Deloitte & Touche served as our independent auditors. It is expected that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

BOARD RECOMMENDATION

    Although the selection of auditors is not required to be submitted to a vote of the shareholders, the Board has decided to ask the shareholders to approve the selection and recommends that the shareholders vote FOR approval. If a majority of the shares of Common Stock represented at the Annual Meeting does not vote to approve the selection, the Board will reconsider the selection.

                                 OTHER BUSINESS

    As of the date of this Proxy Statement, we know of no other business that will be presented for action at the meeting. If any other business requiring a vote of the shareholders should properly come before the meeting, the persons named in the enclosed proxy form will vote in their discretion upon such other matters.

                  DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

    Any shareholder proposal intended for inclusion in the proxy statement and form of proxy relating to our 2001 annual meeting of shareholders must be received by us no later than January 9, 2001, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission (the "SEC"). Nothing in this paragraph shall be deemed to require us to include in our proxy statement or form of proxy for such meeting any shareholder proposal that does not meet the requirements of the SEC in effect at the time.

                              COST OF SOLICITATION

    We will bear the cost of soliciting proxies. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of Metro One, who will not be additionally compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. We will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. We will reimburse such persons for their reasonable expenses incurred in that connection.

                             ADDITIONAL INFORMATION

    A copy of our Annual Report to Shareholders for the fiscal year ended December 31, 1999 accompanies this Proxy Statement. We are required to file an Annual Report on Form 10-K for our fiscal year ended December 31, 1999 with the Securities and Exchange Commission (the "SEC"). The SEC maintains a web site, www.sec.gov, that contains reports, proxy statements, and certain other information filed electronically by us with the SEC. Shareholders may obtain, free of charge, a copy of the Form 10-K, without exhibits, by writing to Investor Relations, Metro One Telecommunications, Inc., 11200 Murray
Scholls Place, Beaverton, Oregon 97007 or visiting our web site at www.metro1.com.

                      METRO ONE TELECOMMUNICATIONS, INC.
                                  PROXY FORM
                       ANNUAL MEETING OF SHAREHOLDERS
                               JUNE 8, 2000


                  THIS PROXY IS SOLICITED ON BEHALF OF THE
         BOARD OF DIRECTORS OF METRO ONE TELECOMMUNICATIONS, INC.

The undersigned shareholder of record of Metro One Telecommunications, Inc., an Oregon corporation, hereby appoints Timothy A. Timmins and William D. Rutherford, or either of them, with full power of substitution, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Annual Meeting of Shareholders to be held at 3:30 p.m. on June 8, 2000, at the Portland Conference Center, 300 N.E. Multnomah Street, Portland, Oregon, or any adjournments or postponements thereof upon the matters listed herein AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

                         -  FOLD AND DETACH HERE  -

Please mark your votes as indicated in this example  /X/

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of our Proxy Statement and hereby revokes any proxy or proxies previously given.

1.  To elect four members to the Board of Directors.  Directors nominated are
A. Jean de Grandpre, William D. Rutherford, Timothy A. Timmins and James M.
Usdan.

FOR / /       Withheld For All / /       For All Except* / /

Except*: _______________________________

2.  To approve the selection of Deloitte & Touche LLP as independent auditors.

FOR / /       AGAINST / /       ABSTAIN / /

I PLAN TO ATTEND THE ANNUAL MEETING. / /

I DO NOT PLAN TO ATTEND THE ANNUAL MEETING. / /

Please sign below exactly as your name appears on this Proxy Card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his/her title. Trustees, guardians, executors and administrators should sign in their official capacity, giving their full title as such. If a partnership, please sign in the partnership name by authorized person(s).

If you receive more than one Proxy Card, please sign and return all such cards in the accompanying envelope.

PLEASE RETURN PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE U.S.A.

Typed or Printed Name(s)_________________________________

Title or authority, If applicable  ______________________

Authorized Signature ____________________________________

Date ___________________________


PLEASE SIGN, DATE, AND RETURN THIS PROXY CARD TODAY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE.

                          -  FOLD AND DETACH HERE  -